UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Lincoln Street Worcester, Massachusetts (Address of principal executive offices)	01653 (Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value	THG	New York Stock Exchange
7 5/8% Senior Debentures due 2025	THG	New York Stock Exchange
6.35% Subordinated Debentures due 2053	THGA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

After twenty years of service to The Hanover, and as previously disclosed, J. Kendall Huber, Executive Vice President and General Counsel will retire from the company effective April 1, 2020.  Dennis Kerrigan, Executive Vice President and Deputy General Counsel, will assume the role of General Counsel effective upon Mr. Huber’s retirement.  To ensure a smooth transition, Mr. Huber agreed, pursuant to a Transition Services Agreement dated March 26, 2020, to be available to the Company as an independent contractor, on a limited, part-time basis, in an advisory role as needed.  In this capacity, Mr. Huber will provide advice and assistance to the senior leadership team and will render such other services as may be requested from time to time by the Board of Directors, for a period of four months ending on July 31, 2020.  For his services, Mr. Huber will be paid $37,500 per month during the term of the agreement.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document

Exhibit 10.1	Transition Services Agreement dated March 26, 2020, by and between the Registrant and J. Kendall Huber.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ Dennis F. Kerrigan
Name:	Dennis F. Kerrigan
Title:	Executive Vice President, Deputy General Counsel and Asst. Secretary

Date: March 27, 2020

3